Janet Nittmann

jnittmann@doversaddlery.com

Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Announces New Debt Refinancing Agreements

LITTLETON, MA – December 13, 2007 Dover Saddlery, Inc. (NASDAQ:DOVR), the leading multi-channel retailer of equestrian products, announced today that it has successfully completed a new debt refinancing package.

Dover Saddlery has negotiated new senior line of credit and subordinated debt facilities. The senior line of credit has been increased to $18 from $16 million, and has been placed with RBS Citizens Bank, with whom Dover Saddlery has a very long-standing relationship. The new sub-debt facility of $5 million has been placed with a consortium of sub-debt lenders, led by BCA Mezzanine Fund LP, and replaces a $3 million loan from Patriot Capital Funding LLC.

“RBS Citizens, N. A. is pleased to provide a new and larger multi-year revolving credit facility for Dover Saddlery and to work with this fine company and its strong management team to help them achieve their vision of the future.  RBS Citizens has had a long relationship with the company and its management, originally helping with a subordinated debt and preferred stock package through its affiliate RBS Citizens Capital. RBS Citizens has maintained close contact with the company and the management team since 1978,” stated Jeffrey C. Hickok, Vice President, Commercial Banking, RBS Citizens Bank.

“BCA Mezzanine Fund is pleased to provide financing to support the growth of Dover Saddlery. Dover’s position as the leading multi-channel retailer in the equestrian market is well established, and BCA is excited to be partnering with an industry leader,” commented Gregory F. Mulligan, Partner at BCA Mezzanine Fund LP.

“Several lenders provided very competitive proposals in a challenging credit environment. These new agreements contain favorable terms which increase our borrowing availability by $4 million and lower our senior debt cost by 50 to 100 basis points. The new terms provide the flexibility to continue our aggressive retail store rollout plan,” said Stephen L. Day, president and CEO of Dover Saddlery.

About Dover Saddlery, Inc.

Dover Saddlery, Inc. (NASDAQ:DOVR — News), is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the prospects for opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 on file with the Securities and Exchange Commission and in subsequent periodic reports filed with the SEC.

Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.